Exhibit 99.1

Whittier Energy Corp.

Recommended Outside Director Compensation Program

	Board Service				Committee Service
					Audit		Audit	Comp.
			Meeting	Stock	Chairman		Meeting	Meeting	Exec.
	Retainer		Fees	Options	Retainer		Fees	Fees	Retainer		TOTAL
Component	$10,000	(1)	$1,000	$24,000	$7,500	(1)	$500	$500	$10,000	(1)
x number of meetings	n/a		9	n/a	n/a		8	3	n/a
Total for Component	$10,000		$9,000	$24,000	$7,500		$4,000	$1,500	$10,000

Values for Sample Directors:
Three Committees	$10,000		$9,000	$24,000			$4,000	$1,500	$10,000		$58,500
Audit + Executive	$10,000		$9,000	$24,000			$4,000		$10,000		$57,000
Audit Chair + Comp.	$10,000		$9,000	$24,000	$7,500		$4,000	$1,500			$56,000
Executive + Comp.	$10,000		$9,000	$24,000				$1,500	$10,000		$54,500
Executive Only	$10,000		$9,000	$24,000					$10,000		$53,000
Audit + Comp.	$10,000		$9,000	$24,000			$4,000	$1,500			$48,500
Audit Only	$10,000		$9,000	$24,000			$4,000				$47,000
Compensation Only	$10,000		$9,000	$24,000				$1,500			$44,500
No Committees	$10,000		$9,000	$24,000							$43,000

(1) To be paid in options